CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Empiric Funds and to the use of our report dated November 23, 2010 on the financial statements and financial highlights of the Empiric Core Equity Fund. Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
January 28, 2011